Exhibit 99.1

                                     [LOGO]
                                infoSearch Media


          INFOSEARCH MEDIA APPOINTS MICHAEL PAPALE AS VICE PRESIDENT OF
                         SALES AND BUSINESS DEVELOPMENT

Marina Del Rey, Calif. - July 14, 2005 - Leading online media and search firm InfoSearch Media, Inc. (OTC:BB:ISHM) announced today that Michael Papale has joined the company as Vice President of Sales and Business Development. Mr. Papale joins InfoSearch Media from Citysearch / InterActiveCorp where he was the Director of National Sales and helped drive Citysearch to its first profitable quarter.

"Michael brings a tremendous amount of sales and business development experience to InfoSearch Media," said InfoSearch Media CEO Steve Lazuka. "He has great energy and knowledge of our space through his work at Citysearch / Interactive Corp., and we expect that he will help us continue to dramatically accelerate our existing revenue growth."

Prior to his tenure at Citysearch, he was the Executive Vice President & Principal of Global Domains International, Inc., creator of the .WS domain name registry and iPhoneBill. Mr. Papale led sales, marketing and business development and oversaw significant revenue growth, which led to a No. 37 ranking on Inc. Magazine's list of 500 fastest-growing companies in the United States. Mr. Papale held various sales and business development positions prior to Global Domains International, including stints at Bowne Business Solutions and ILS & Imaging Presentation Partners. Mr. Papale is a graduate of the University of Southern California and received an MBA from the Graziadio School of Business and Management at Pepperdine University.

"I am excited about working with the InfoSearch Media team and believe that the company is poised for significant revenue growth," Mr. Papale said. "The company's ContentLogic and TrafficLogic programs offer unique, high quality products and services to the online marketing community, and I am impressed with the leadership position that InfoSearch Media has attained in this space in such a short period of time."

About Infosearch Media

InfoSearch Media (http://www.infosearchmedia.com) is a leading provider of content-based, cost-effective search engine marketing services. InfoSearch Media maintains a network of over 200 professional writers that contribute to its online network of informative content leveraged to generate highly qualified search engine traffic for its clients. The Company also provides web analytic software and other tools to help online marketers analyze their site visitors and improve their return on investment. There are currently over 4,500 clients receiving traffic from the Company's network of approximately 250,000 articles. InfoSearch Media's clients include Netflix, Pitney Bowes, and Price.com.

InfoSearch Media owns and operates a popular destination site at http://www.articleinsider.com. ArticleInsider is a collection of informative articles written by industry experts and enthusiasts covering a wide variety of popular topics. Internet users can visit the ArticleInsider network in order to review related articles, talk with others about specific subjects through online forums, and explore related websites. InfoSearch Media plans to continue to expand upon its 250,000-page network as it continues to build its client base.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the Company's business including decreased demand for our products and services; flaws inherent in our products or services; intense competition; failure to maintain relationships with strategic partners and content providers, and general economic conditions that could cause actual results to differ materially from those projected. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's reports filed with the Securities and Exchange Commission, copies of which are available at the website maintained by the SEC at http://www.sec.gov. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.



Media Contacts:
InfoSearch Media, Inc.
Frank Knuettel, II
Chief Financial Officer
310-822-1103
frank@infosearchmedia.com
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